Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 25, 2021, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-254289) and related Prospectus of Nikola Corporation dated March 24, 2021.

/s/ Ernst & Young LLP

Phoenix, Arizona

March 24, 2021